SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 12, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry Into A Material Definitive Agreement

On August 12, 2011, Perma-Fix Environmental Services, Inc. (“PESI” or the “Company”) and its wholly-owned subsidiary, Perma-Fix of Orlando, Inc. (“PFO”), entered into an Asset Purchase Agreement to sell substantially all of PFO’s assets to Triumvirate Environmental, Inc. (“TEI”) for approximately $2.0 million in cash, subject to certain working capital adjustments, and the assumption of certain liabilities by TEI.  PFO is one of the Company’s Industrial Segment facilities, and during the fourth quarter of 2010, the Company determined that it would divest of the remaining operations within its Industrial Segment.  As a result PFO has been classified as held for sale and included in discontinued operations in the Company’s December 31, 2010, March 31, 2011, and June 30, 2011 financial statements.  TEI is a full service environmental management firm headquartered in eastern Massachusetts.  The completion of this transaction is subject to the satisfaction of numerous conditions precedent.  The Company expects to complete the sale of PFO facility during the fourth quarter of 2011.  See below for the completion of the sale of PFFL on August 12, 2011.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets

On August 12, 2011, the Company completed the sale of its wholly-owned subsidiary, Perma-Fix of Fort Lauderdale, Inc. (“PFFL”), pursuant to the terms of a Stock Purchase Agreement, dated June 13, 2011, by and between the Company and TEI as defined in Item 1.01 above.  In consideration for the sale of PFFL, TEI paid $5.5 million cash at the closing.  The cash consideration is subject to certain working capital adjustments within one hundred twenty (120) days following August 12, 2011.  PFFL is a waste management company and was in the Company’s Industrial Segment, which as stated above, PFFL was classified as held for sale and included in discontinued operations in the Company’s December 31, 2010, March 31, 2011, and June 30, 2011 financial statements.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information.

As stated above, during the fourth quarter of 2010, the Company determined that it would divest all of the remaining operations within its Industrial Segment, which included PFO and PFFL.  These operations were classified as held for sale and included as discontinued operations in the Company’s December 31, 2010, March 31, 2011, and June 30, 2011 financial statements.  Because the Company has already presented financial results for its continuing operations, which excluded these discontinued operations (including PFFL) in the Company’s December 31, 2010, March 31, 2011, and June 30, 2011 financial statements, we have not included pro-forma financials in this report as result of the sale of PFFL.

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(d) Exhibits.	Description

2.1
Stock Purchase Agreement, dated June 13, 2011, between the Company and Triumvirate Environmental, Inc. (“TEI”) relating to the purchase of Perma-Fix of Fort Lauderdale, Inc. by TEI from the Company, which was filed as Exhibit 2.1 to the Company’s Form 10-Q for the quarter ended June 30, 2011 and incorporated herein by reference.  The Company will furnish supplementally a copy of any omitted exhibits or schedules to the Commission upon request.

99.1
Asset Purchase Agreement, dated August 12, 2011, by and among Triumvirate Environmental, Inc., Triumvirate Environmental (Florida), Inc. and Perma-Fix Environmental Services, Inc. and Perma-Fix of Orlando, Inc. The Registrant will furnish supplementally, a copy of any omitted exhibit or schedule to the Commission upon request.

99.2	Press Release, dated August 16, 2011 announcing sale of Perma-Fix of Fort Lauderdale Facility.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 17, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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